SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 3, 2002.

                             MID-STATE RACEWAY, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

       New York State                  000-01607                 15-0555258
----------------------------         -----------             -------------------
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)


P.O. Box 860, Ruth Street, Vernon, New York                          13476
-------------------------------------------                        ----------
 (Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code              (315) 829-2201
                                                                --------------

         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

================================================================================

ITEM 5. OTHER EVENTS

This amended report clarifies the report filed on or about April 4, 2002.

On March 29, 2002 Mid-State Raceway, Inc. (the "Company") entered into a loan agreement (the "Agreement") with All Capital, LLC, a Nevada limited liability company the only member of which is Shawn Scott, to borrow $8.5 million dollars for a term of up to 2 years. The interest rate on the loan is 15%.

The Agreement provides for the issuance of a warrant to All Capital, LLC to purchase up to 500,000 shares of common stock for $2.00 per share subsequent to August 1, 2002. Such warrant can only be cancelled if both (a) the stockholders approve the Exclusive Option Agreement and (b) the Exclusive Option Agreement is in fact implemented.

Previously, on March 14, 2002, the Company borrowed $400,000 from Vernon, LLC, the only member of which is Shawn Scott. This loan was evidenced by a 10% secured convertible promissory note ("Vernon Note"). The Vernon Note provided for interest at 10% and was payable in 2 years or within thirty (30) days of the approval of the stockholders of the Exclusive Option Agreement. As a result of the transaction herein described with All Capital, LLC, the Vernon Note became convertible into 200,000 shares of common stock at the rate of $2.00 per share (50,000 shares if the Exclusive Option Agreement referred to below is approved by the stockholders). The Company agreed to increase the interest rate to 15% on the Vernon Note in order to induce All Capital to advance the $8.5 million dollar loan.

The Company's Board of Directors approved the Agreement on March 29, 2002 and the loan was closed on April 1, 2002 with an initial advance of $3,695,000. On March 29, 2002, five directors of the Company resigned and were replaced with five directors who were associated with Shawn Scott. Previously, at the time of closing of a $400,000 loan from Vernon, LLC, a board vacancy was filled by a director associated with Shawn Scott. As a result, six directors associated with Shawn Scott had been elected to the Board as of March 29, 2002. However, the New York State Racing & Wagering Board, pending licensing investigation completion, denied licenses to the six directors and, accordingly, Shawn Scott has no directors associated with him on the board of the Company at the present time.

Shawn Scott of Nevada, Las Vegas, is the only member of All Capital, LLC. It is the Company's understanding that Mr. Scott owns approximately 4% of the Company's stock and has contracted directly or indirectly to purchase an additional approximately 36% of the Company's stock.

Shawn Scott is experienced in the gaming and racing industry. He previously owned Delta Downs, a Louisiana racetrack that he bought for a reported $10 million in 1999 and sold in 2001 for reportedly $137 million.

The exclusive purchase option granted to Messrs. Goldfarb, Cherry and Goldberg ("Exclusive Option Agreement") had not been withdrawn. However, subsequent to April 4, 2002, the Company notified Messrs. Goldfarb, Cherry and Goldberg that it has terminated the Exclusive Option Agreement because, among other things, various conditions had not been met within required time frames.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Mid-State Raceway, Inc.
                                           -----------------------
                                               (Registrant)


Date: June 25, 2002                        /s/  JUSTICE M. CHENEY
                                           -------------------------
                                                 (Signature)

                                           Justice M. Cheney
                                           President and Chief
                                           Executive Officer

                                       3